Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Diageo plc of our report dated 14 August 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Diageo plc's Annual Report on Form 20-F for the year ended 30 June 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
4 March 2026